UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2026

TRANSCODE THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40363	81-1065054
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

TransCode Therapeutics, Inc.

6 Liberty Square, #2382
Boston, Massachusetts 02109

(Address of principal executive offices, including zip code)

(857) 837-3099

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	RNAZ	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory note

TransCode Therapeutics, Inc., a Delaware corporation (the “Company”), is filing this Amendment No. 1 (the “Amendment No.1”) to its Current Report on Form 8-K originally filed with the Securities and Exchange Commission (the “SEC”) on May 22, 2026 (the “Prior Form 8-K”) to amend and restate the disclosure previously included therein to provide additional information regarding the Company’s plan to regain compliance with Nasdaq Listing Rule 5550(b)(1), and to check the box indicating that this Current Report on Form 8-K includes soliciting material pursuant to Rule 14a-12 under the Exchange Act.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On May 19, 2026, TransCode Therapeutics, Inc. (the “Company”) received a deficiency letter from the Listing Qualifications Department (the “Staff”) of the Nasdaq Stock Market (“Nasdaq”) notifying the Company that it is not in compliance with the minimum stockholders’ equity requirement for continued listing on the Nasdaq Capital Market. Nasdaq Listing Rule 5550(b)(1) requires companies listed on the Nasdaq Capital Market to maintain stockholders’ equity of at least $2,500,000 (the “Stockholders’ Equity Requirement”). The Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2026, reported stockholders’ equity of $1,251,427, which is below the Stockholders’ Equity Requirement.

This Nasdaq notification has no immediate effect on the Company’s continued listing on the Nasdaq Capital Market. In accordance with Nasdaq rules, the Company has been provided 45 calendar days, or until July 3, 2026, to submit a plan to regain compliance (the “Compliance Plan”).

The Company expects to include in its Compliance Plan that the Company expects to regain compliance with the Stockholders’ Equity Requirement after stockholder approval of the conversion of the Series A Non-Voting Convertible Preferred Stock, par value $0.0001 per share, (“Series A Preferred Stock”) is obtained at its upcoming meeting of the stockholders. A preliminary proxy for such meeting was filed with the SEC on May 8, 2026. As previously disclosed in the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2026, in the event the Company is unable to obtain an affirmative stockholder vote by December 31, 2026, to permit conversion of the Series A Preferred Stock, each holder of Series A Preferred Stock will be entitled to elect, at the holder’s option, to have their shares of Series A Preferred Stock redeemed by the Company for an amount equal to the estimated fair value of the shares of Series A Preferred Stock held by such holder at the time of redemption. Due to this redemption feature, as of March 31, 2026, the Series A Preferred Stock was classified within temporary equity on the Company’s consolidated balance sheet. If stockholder approval has been obtained, the Series A Preferred Stock will be re-classified as equity on the Company’s consolidated balance sheet, and the Company will then regain compliance with the Stockholders’ Equity Requirement.

The Staff may grant an extension of 180 calendar days from the date of the deficiency letter to regain compliance with the Stockholders’ Equity Requirement. If the Staff does not accept the Compliance Plan, the Staff will provide written notification to the Company that the Compliance Plan has been rejected. At that time, the Company may appeal the Staff’s determination to a Nasdaq Hearings Panel.

Readers are cautioned that the Staff may not accept the Company’s plan to regain compliance with the Stockholders’ Equity Requirement. Further, even if the Company’s Compliance Plan is accepted, the Company may be unable to evidence compliance with the Stockholders’ Equity Requirement during any extension period that the Staff may grant, either through additional equity financings, improved operational results or shareholder actions. If the Staff does not accept the Company’s Compliance Plan or if the Company is unable to regain compliance within any extension period granted by the Staff, the Staff would be required to issue a delisting determination. The Company would at that time be entitled to request a hearing before a Nasdaq Hearings Panel to present its Compliance Plan and to request a further extension period to regain compliance. The request for a hearing would stay any delisting action by the Staff. No assurances can be given that the Company’s efforts to comply with the Stockholders’ Equity Requirement will be successful. Any delisting of the Company’s common stock from Nasdaq would have a material adverse effect on the Company, its operations and reputation, and on the value of the Company’s shares.

Forward Looking Statements

Any statements in this Current Report on Form 8-K about the future expectations, plans and prospects of the Company, including without limitation, statements regarding: the Company’s plan to regain compliance with Nasdaq Listing Rules, timing of the stockholder meeting, ability to obtain stockholder approval of the conversion of Preferred Stock and other statements containing the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “hypothesize,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “would” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including, but not limited to those set forth under the caption “Risk Factors” in the Company’s most recent Annual Report on Form 10-K filed with the SEC, as supplemented by its subsequent Quarterly Reports on Form 10-Q, and in other filings made with the SEC. In addition, any forward-looking statements included in this Current Report on Form 8-K represent the Company’s views only as of the date hereof and should not be relied upon as representing its views as of any subsequent date. The Company specifically disclaims any intention to update any forward-looking statements included in this Current Report on Form 8-K unless required by law.

Important Information About the Conversion of Preferred Stock and Where to Find It

The Company expects to file a proxy statement with the SEC relating to the approval by the Company’s stockholders of the conversion of the shares of Series A Preferred Stock and Series B Non-Voting Convertible Preferred Stock, par value $0.0001 per share, (“Series B Preferred Stock”) into shares of Common Stock in accordance with the rules of the Nasdaq Stock Market LLC and (ii) the approval of a “change of control” under Nasdaq Listing Rules 5110 and 5635(b), among other matters. The definitive proxy statement will be sent to all Company stockholders. Before making any voting decision, investors and securityholders of the Company are urged to read the proxy statement and all other relevant documents filed or that will be filed with the SEC in connection with the proposals included in the proxy statement as they become available because they will contain important information about the conversion of the Series A Preferred Stock and Series B Preferred Stock, the related transactions and the other proposals to be voted upon. Investors and securityholders will be able to obtain free copies of the proxy statement and all other relevant documents filed or that will be filed with the SEC by the Company through the website maintained by the SEC at www.sec.gov.

Participants in Solicitation

The Company and its directors, executive officers and employees may be deemed to be participants in the solicitation of proxies in respect of the conversion of the Series A Preferred Stock and Series B Preferred Stock. Information regarding the Company’s directors and executive officers is available in the Company’s Amended Annual Report on Form 10-K/A for the year ended December 31, 2025, filed with the SEC on April 30, 2026, under “Item 10 Directors, Executive Officers and Corporate Governance” and “Item 12 Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters.” Information regarding the persons who may, under the rules of the SEC, be deemed participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSCODE THERAPEUTICS, INC.

	By:	/s/ Thomas A. Fitzgerald
	Name:	Thomas A. Fitzgerald
	Title:	Chief Financial Officer and Secretary
May 26, 2026

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